                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Tuesday, March 9, 2004

     Critical Path Raises Additional $18.5 Million in Private Financing From
                            New and Recent Investors

SAN FRANCISCO (MARCH 9, 2004) -- Critical Path, Inc. (Nasdaq: CPTH), a global provider of digital communications software and services, today announced that it has signed definitive agreements for the purchase of a total of $18.5 million in convertible notes. Investment entities affiliated with Crosslink Capital, Criterion Capital Management and Heights Capital Management have made new investments in the Company and entities affiliated with Apex Capital, which had invested in the Company in January 2004, have invested again.

        The investments consist of 10% senior secured notes, which will convert into approximately 12.3 million shares of Series E preferred stock, at $1.50 per share, upon shareholder approval. As previously announced by the Company, the Series E preferred shares will rank senior in preference to all existing equity shares of the Company. The preferred shares will accrue dividends at an annual rate of 5 3/4% of the purchase price. The Company plans to submit the issuance of these shares to shareholders for approval in the first half of 2004, in accordance with the rules of the Nasdaq Stock Market.

        These investments are made on substantially the same terms as and are separate from -- and in addition to -- the $15 million in capital raised by the Company in January 2004 and the $10 million raised in November 2003, bringing the total raised in the past four months to $43.5 million. The securities have not been registered under the Securities Act of 1933, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ABOUT CRITICAL PATH, INC.

Critical Path, Inc. (Nasdaq: CPTH) is a global provider of digital communications software and services, headquartered in San Francisco. More information is available at www.criticalpath.net.

Forward-Looking Statements:

This press release contains forward-looking statements by the Company and its executives regarding the performance, security, scalability and interoperability of our product and service offerings, the ability of our customers to achieve cost savings in the provision of services, industry trends, market and customer requirements, the ability of our products and services to meet the business needs of our customers, the market for products and services like ours and the performance of our senior management in achieving strategic goals. The words and expressions "look forward to," "will," "expect," "plan," "believe," "seek," "strive for," "anticipate," hope," "estimate" and similar expressions are intended to identify the Company's forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks include, but are not limited to, our evolving business strategy and the emerging and changing nature of the market for our products and services, our ability to deliver on our sales objectives, the ability of our technology and our competitors' technologies to address customer demands, changes in economic and market conditions, unplanned system interruptions and capacity constraints, software and service design defects. These and other risks and uncertainties are described in more detail in the Company's filings with the U.S Securities and Exchange Commission (www.sec.gov) made from time to time, including Critical Path's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 2003, as may be amended from time to time, and all subsequent filings with the Securities and Exchange Commission (www.sec.gov). The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Note to Editors: Critical Path and the Critical Path logo are the trademarks of Critical Path, Inc. All other trademarks are the property of their holders

                                      # # #

CONTACT INFORMATION

        FOR REPORTERS AND EDITORS:            FOR INVESTORS:
        Critical Path, Inc.                   Critical Path, Inc.
        Jim Fulton                            Investor Relations
        415.541.2524                          415.541.2619
        jim.fulton@criticalpath.net           ir@criticalpath.net
        www.criticalpath.net                  www.criticalpath.net


                                       2